EXHIBIT 5.1

                      [Letterhead of Dewey Ballantine LLP]

                                                                   July 30, 1998

CGA Group, Ltd.
Clarendon House
2 Church Street
Hamilton, Bermuda

       Re:     CGA Group, Ltd.
               Registration Statement on Form S-1
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Dear Sirs:

     We have represented CGA Group, Ltd. (the "Company") in connection with the registration of 2,992,109 shares of Series A Cumulative Voting Preference Shares of the Company pursuant to which a Registration Statement on Form S-1 (the "Registration Statement") and the prospectus included therein (the "Prospectus") have been filed under the Securities Act of 1933, as amended.

     In rendering the opinions expressed herein, we have examined and are familiar with the Registration Statement as an exhibit to which this opinion will be filed. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

     Based upon and subject to the foregoing, and having regard for the legal considerations which we deem relevant, we hereby confirm that the statements of legal matters contained in the Prospectus under the captions "CERTAIN TAX CONSIDERATIONS"-"Taxation of the Company and its Subsidiaries"-"U.S." and "CERTAIN TAX CONSIDERATIONS"-"Taxation of Holders of Series A Preferred Stock"-"U.S. Taxation" are based on current

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OGA Group, Ltd., p2


United States law and constitute the opinion of this firm, except that, as stated therein, this firm has given no opinion with respect to (a) whether the Company or CGA will have a permanent establishment in the United States or will be engaged in a U.S. trade or business, (b) any factual or accounting matters and (c) the existence or amounts of Related Person Insurance Income (as defined in the Prospectus).

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in the Registration Statement.



                                                Very truly yours,


                                                /S/ DEWEY BALLANTINE LLP
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